UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2009

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IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-7190_	65-0854631
(Commission File No.)	(IRS Employer Identification No.)

1259 NW 21st Street

Pompano Beach, Florida 33069

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 917-4114

3790 Park Central Blvd. North

Pompano Beach, Florida 33064

Former name or former address, if changed since last report

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 1.01.

Entry into a Material Definitive Agreement

Effective August 7, 2009, Imperial Industries, Inc. (as guarantor) and its principal subsidiaries Premix-Marbletite Manufacturing Co., DFH, Inc., and Just-Rite Supply, Inc., (collectively the “Company”), Michael Phelan, as assignee for Assignment for the Benefit of the Creditors of Just-Rite (the “Assignee”) and Wachovia Bank, N.A. (the “Lender”), executed a First Amendment to Forbearance Agreement (the “Forbearance Amendment”), an amendment to the Company’s Consolidating, Amended and Restated Financing Agreement dated as of January 28, 2000 (the “Line of Credit”).Under the Forbearance Amendment, the Lender agreed to forbear from exercising any of their rights in response to the occurrence of certain events of non-compliance pursuant to the Forbearance Agreement and continue making loans to the Company and Assignee, subject to revising the borrowing formula under the Line of Credit and eliminating the eligibility of the assets of the Assignee for borrowing purposes. The following summary is qualified in its entirety to the Forbearance Amendment which is attached as Exhibit 10.1 hereto.

The Amendment to the Forbearance Agreement which ends on August 31, 2009 modified the Line of Credit principally as follows:

•

The Lender, in its sole and absolute discretion, may continue to make revolving loans under the Line of Credit without regard to the Company’s or Assignee’s compliance with the terms of the Line of Credit, or existence of any Event of Default.

•

None of the assets of Just-Rite Supply, Inc. which were transferred to the Assignee pursuant to the Assignment for the Benefit of Creditors referred to above will be treated as eligible collateral.

•

The addition of a restrictive loan covenant beginning July 31, 2009 and continuing each week thereafter, which increases the borrowing availability reserve by $75,000 each week, until the reserve reaches an aggregate $300,000.

As of the close of business on August 10, 2009, the Company and the Assignee had a combined outstanding balance of approximately $546,000 under the Line of Credit. Excess availability under the Line of Credit at August 10, 2009 was $329,000, after giving effect to the loan aggregate availability reserve covenant threshold of $150,000 at that date.

Item 2.04

Triggering Events that Accelerate of Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On or about July 9, 2009, and thereafter, the Lender orally advised the Company and the Assignee that they were not in compliance with the borrowing formulas and certain reporting requirements under the Forbearance Agreement and continued funding the Line of Credit in accordance with the terms of the Forbearance Agreement.

However, the Lender thereafter required the Company to enter into the Forbearance Amendment as of August 7, 2009. See Item 1.01. above for a more complete description of the items of non-compliance and new loan requirements under the Forbearance Amendment.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit Number	Description
10.1

First Amendment to Forbearance Agreement dated August 7, 2009 by and between Imperial Industries, Inc., Premix-Marbletite Manufacturing Co., DFH, Inc., Just-Rite Supply, Inc., Michael Phelan, as assignee for the benefit of the creditors of Just-Rite and Wachovia Bank, N.A.

99.1	Imperial Industries, Inc. press release dated August 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Industries, Inc.

By:	/s/ HOWARD L. EHLER, JR.
Howard L. Ehler, Jr.
Principal Executive Officer/
Chief Operating Officer

Dated:  August 12, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
10.1

First Amendment to Forbearance Agreement dated August 7, 2009 by and between Imperial Industries, Inc., Premix-Marbletite Manufacturing Co., DFH, Inc., Just-Rite Supply, Inc., Michael Phelan, as assignee for the benefit of the creditors of Just-Rite and Wachovia Bank, N.A.

99.1	Imperial Industries, Inc. press release dated August 12, 2009